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                                                                   EXHIBIT 10.11

                             EMPLOYMENT AGREEMENT

    THIS AGREEMENT made this ____ day of _________, 1998, is by and between Vascular Solutions, Inc., a Minnesota corporation (the "Company"), and _______________, a resident of the State of Minnesota (the "Employee").

    WHEREAS, Employee and the Company mutually desire to enter into an employment relationship whereby Employee will devote his/her substantially full-time efforts to the success of the Company; and

    WHEREAS, Employee and the Company desire to specify all benefits payable to Employee in connection with the employment.

    NOW, THEREFORE, in consideration of the mutual promises contained herein, the Company and the Employee, each intending to be legally bound, agree as follows:

    1.  Employment. Subject to all of the terms and conditions of this
        ----------
Agreement, the Company agrees to employ the Employee as ________________________ of the Company and the Employee accepts this employment.

    2.  Duties. The Employee will make the best use of his/her energy,
        ------
knowledge and training in advancing the Company's interests on a substantially full-time basis. He/she will diligently and conscientiously perform the duties of his/her position as well as such other duties as are directed by the Company's management. The Employee will make every effort to avoid using any trade secrets or confidential information that he/she may have in his/her possession from any previous employer in connection with his/her employment by the Company.

    3.  Term. The Employee shall be employed beginning on ______________, 1998.
        ----
The employment relationship created by this agreement shall continue on an "at will" basis. Either party may terminate the employment relationship created by this Agreement for any reason by giving 10 working days prior written notice to the other party. Because the employment relationship is "at will," the Employee shall have no right to continued employment, and the Company may terminate the Employee for any reason (other than because of Employee's race, sex, age or other legally protected category) at any time. No document or statement (oral or written) by the Company or its officers or Board of Directors will create a right to continued employment.

    4.  Compensation.
        ------------

        (a) Salary.  The Company shall pay the Employee an initial annual base
            ------
salary of $________, payable not less frequently than twice-monthly, to be reviewed and adjusted by January 1, 1999 and no less frequently than annually thereafter.

        (b) Benefits.  Upon the commencement of employment, the Employee shall
            --------
receive an incentive stock option to purchase ______ shares of the Company's common stock at $_____

Initials:
  Company_______
  Employee______

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per share vesting upon continued employment over four years. The Employee will be entitled to participate in benefit and stock option plans which may be established by the Board of Directors of the Company for the employees of the Company generally. Other than as specified above, the Employee shall not have any entitlement to any benefits or options.

        (c) Expenses.  The Company shall reimburse the Employee for all
            --------
ordinary and necessary business expenses the Employee incurs while performing his/her duties under this Agreement, provided that the Employee accounts properly for such expenses to the Company in accordance with the general corporate policy of the Company as determined by the Company's Board of Directors and in accordance with the requirements of Internal Revenue Service regulations relating to substantiation of expenses.

    5.  Inventions.
        ----------

        (a)  "Inventions," as used in this Section 5, means any discoveries,
              ----------
designs, improvements or software (whether or not they are in writing or reduced to practice) or works of authorship (whether or not they can be patented or copyrighted) that the Employee makes, authors, or conceives (either alone or with others) and that:

        (i)   concern directly the Company's products, research or development;

        (ii)  result from any work the Employee performs for the Company; or

        (iii) use in any significant respect the Company's equipment, facilities, or trade secret information.

        (b) The Employee agrees that all inventions he/she makes during the term of this Agreement will be the sole and exclusive property of the Company. The Employee will, with respect to any such invention:

        (i) keep current,accurate and complete records which will belong to the company and be kept and stored on the company's premises while the Employee is employed by the Company;

        (ii) promptly and fully disclose the existence and describe the nature of the invention to the Company and in writing (and without request);

        (iii) assign (and the Employees does hereby assign) to the Company all his/her rights to the invention, and application he/she makes for patents or copyrights in any country; and

        (iv) acknowledge and deliver promptly to the Company any written instruments, and perform any written instruments, and preform any other reasonable acts necessary in the Company's opinion and at it's expense to preserve property rights in the invention against forfeiture, abandonment, or loss and to obtain and

Initials:
  Company_______
  Employee______

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              maintain letters patent and/or copyrights on the invention and to vest the entire right and title to the invention in the Company, provided that the Employee makes no warranty or representation to the Company as to rights against third party hereunder.

    6.  Confidential Information.
        ------------------------

        (a)   "Confidential Information," as used in this Section 6, means
               ------------------------
information that is not generally known and that is proprietary to the Company or that the Company is obligated to treat as proprietary. This information includes, without limitation:

        (i) trade secret information about the Company and its products or services;

        (ii)  "Inventions," as defined in subsection 5 (a) above;

        (iii) information concerning the Company's business, as the Company has conducted it or as it may conduct it in the future; and

        (iv) information concerning any of the Company's past, current, or possible future products, including (without limitation) information about the Company's research, development, engineering, purchasing, manufacturing, servicing, finances, marketing or selling.

Any information that reasonably can be expected to be treated as Confidential Information will be presumed to be Confidential Information (whether the Employee or other originated it and regardless of how he/she obtained it).

        (b) Except as required in his/her duties to the Company, the Employee will not, during his/her employment or for a period of three (3) years after termination of his/her employment with the Company, use or disclose Confidential Information to any person not authorized by the Company to receive it, excluding Confidential Information:

        (i) which is or becomes publicly available by a source other than the Employee;

        (ii) which is received by the Employee after termination of his/her employment hereunder from a source who, to the Employee's knowledge, did not obtain the information directly or indirectly from employees or agents of the Company; or

        (iii) for which disclosure thereof the Company has consented in writing.

When the Employee's employment with the Company ends, he/she will promptly turn over to the Company all records and any compositions, articles, devices, apparatus, and other items that disclose, describe, or embody Confidential Information, including all copies, reproductions, and specimens of Confidential Information in his/her possession, regardless of who prepared them.

Initials:
  Company_______
  Employee______

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     7.   Competitive Activities.  The Employee agrees that during his/her
          ----------------------
employment with the Company and for a period of one (1) year after his/her employment with the Company ends:

          (a)    He/she will not alone, or in any capacity with another firm:

          (i) directly or indirectly engage in the manufacture or distribution of products directly competetive with the Company's, nor will he/she participate in the management or operation of, or become a significant investor in, any venture or enterprise of whatever kind as a principal, officer, director, employee, representative, agent or shareholder or any entity whose business is directly competetive with the Company's;

          (ii) solicit for competitive business or in any way intentionally interfere or attempt to interfere with the Company's relationships with any of its current or potential customers; or

          (iii) employ or attempt to employ any of the Company's employees on behalf of any other entity competing with the Company, provided that, nothing in this Section 7 shall restrict the employee's employment by or association with any entity, venture, or enterprise which engages in a business with a product or service competitive with any product or service of the Company so long as the following conditions are complied with: (a) the Employee's employment or association with such entity, venture or enterprise is limited to work which does not involve or relate to the design, development, production, marketing or servicing of a product or service which is directly competitive with any product or service of the Company and (b) the Employee's employer takes reasonable measures to insure that the Employee is not involved with or consulted in any aspect of the design, development, production, marketing, or servicing of such competitive product or service.

          (b) Employee will, prior to accepting employment with any new employer, inform that employer of this Agreement and provide that employer with a copy of Section 7 of this Agreement, provided that he/she reasonably believed his/her new position is or may be contrary to this Agreement.

     8.   Conflicting Business.  The Employee agrees that he/she will not
          --------------------
transact business with the Company personally, or as agent, owner, partner, or shareholder of any other entity without the prior approval of the Board of Directors. The Employee further agrees that he/she will not engage in any business activity or outside employment that is likely to conflict with the Company's proprietary or business interests during the term of this Agreement.

     9.   No Adequate Remedy.  The Employee understands that if he/she fails to
          ------------------
fulfill his/her obligations under Sections 5, 6, 7 or 8 of this Agreement, the damages to the Company would be very difficult to determine. Therefore, in addition to any other rights or remedies available to the Company at law, in equity or by statute, the Employee hereby consents to the

Initials:
  Company_______
  Employee______

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specific enforcement of Sections 5, 6, 7 or 8 of this Agreement by the Company through an injunction or restraining order issued by any appropriate court.

     10.  Miscellaneous.
          -------------

          (a)  Successors and Assigns.  This Agreement may not be assigned by
               ----------------------
the Employee. Except as provided in the next sentence, this Agreement may not be assigned by the Company without the Employee's consent, which consent shall not be unreasonably withheld. In any event, the Company may assign this Agreement without the consent of the Employee in connection with a merger, consolidation, assignment, sale or other disposition of substantially all of its assets or business or the assets or business of a division of the Company.

          (b)  Modification. This Agreement may be modified or amended only by a
               ------------
writing signed by each of the parties hereto.

          (c)  Governing Law.  The laws of the State of Minnesota shall govern
               -------------
the validity, construction, and performance of this Agreement.

          (d)  Construction. Wherever possible, each provision of this Agreement
               ------------
shall be interpreted so that it is valid under applicable law. If any provision of this Agreement is to any extent invalid under applicable law in any jurisdiction, that provision shall still be effective to the extent it remains valid. The remainder of this Agreement also shall continue to be valid, and the entire Agreement shall continue to be valid in other jurisdictions.

          (e)  Non-Waiver.  No failure or delay by any of the parties hereto in
               ----------
exercising any right or remedy under this Agreement shall waive any provision of this Agreement. Any single or partial exercise by either of the parties hereto of any right or remedy under this Agreement shall not preclude the party from otherwise or further exercising its rights or remedies, or any other rights or remedies granted by any law or any related document.

          (f)  Captions. The headings in this Agreement are for convenience only
               --------
and shall not affect the interpretation of this Agreement.

          (g)  Notices.  All notices and other communications required or
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permitted under this Agreement shall be in writing and hand delivered or sent by registered first-class mail, postage prepaid. Such notices and other communication shall be effective upon receipt if hand delivered and shall be effective five (5) business days after mailing if sent by mail to the following addresses, or such other addresses as either party shall have notified the other party:



If to the Company:        Vascular Solutions, Inc.
                          2495 Xenium Lane North
                          Minneapolis, Minnesota 55441
                          Attention: Chief Executive Officer


Initials:
  Company_______
  Employee______

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If to the Employee:
                    _________________________
                    _________________________



    IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the date first above written.

                        VASCULAR SOLUTIONS, INC.


                        By:__________________________________________
                           Its:______________________________________


                        EMPLOYEE


                        _____________________________________________

Initials:
  Company_______
  Employee______

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